Exhibit 99.1

BigCommerce Announces Fourth Quarter and Fiscal Year 2020 Financial Results

Fourth Quarter Total Revenue of $43.1 Million, a Year over Year Increase of 39% with

Total ARR of $181.2 Million, a Year over Year Increase of 41%

AUSTIN, Texas—February 22, 2021— BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“2020 marked a historic year for BigCommerce with our fourth quarter revenue up 39% year-over-year and our ARR increasing 41% year-over-year to $181.2 million,” said Brent Bellm, CEO at BigCommerce. “We remain strategically focused on serving the needs of merchants of all sizes, and this past quarter further illustrates our ability to disrupt the mid-market and large enterprise market segments with 51% year over year growth in enterprise account ARR.”

Financial Highlights

•	Total revenue was $43.1 million, up 39% compared to the fourth quarter of 2019.
•	Total annual revenue run-rate (ARR) as of December 31, 2020 was $181.2 million, up 41% compared to December 31, 2019.
•	ARR from accounts with at least one Enterprise plan (“Enterprise accounts”) was $100.8 million as of December 31, 2020, up 51% compared to December 31, 2019.
•	ARR from Enterprise accounts as a percent of total ARR was 56% as of December 31, 2020, up from 52% compared to December 31, 2019.
•	Accounts greater than $2,000 in ACV as a percent of total ARR was 82%, up from 78% from the fourth quarter of 2019.
•	Net revenue retention for accounts greater than $2,000 in ACV finished at 113% in 2020, up from 106% in 2019.
•	New SMB, Mid-Market and Enterprise customers were added at an estimated LTV to CAC ratio of 4.9:1, up from 4.4:1 in 2019

Business Highlights

•

Product Highlights: The Company continues to invest in building the best open SaaS ecommerce platform in the world, supported and integrated with the Company’s extensive network of best-of-breed technology and agency partners. Fourth quarter highlights include:

•

The Company further optimized the product for international markets by adding support for German, Dutch, Portuguese, and Swedish to its merchant admin panel and a native integration to global payments partner, Checkout.com.

•

It bolstered its Open SaaS strategy by introducing Storefront API powered by GraphQL, which is optimized for headless implementations including Progressive Web Apps (PWAs), native mobile experiences and Content Management Systems (CMSs).

•

The Company completed the rollout of Channel Manager in October, a unified hub to help merchants streamline listing and selling products on third-party sales channels via seamless integrations with Amazon, eBay, Wish, Google, and Facebook/Instagram to help amplify merchant reach to millions of shoppers. In parallel, the Company launched Channels Toolkit, — a toolset composed of APIs, resources, and tools — that enables partners and developers to deeply integrate third-party channels.

•

Merchant Highlights: The Company added leading brands across multiple industries including HoMedics, a leader in home health wellness innovations; HMD Global, the official licensee of Nokia brand mobile phones and services; and Spiceology, one of the fastest-growing private spice companies in America.

•

Partner Highlights: Our ecosystem grew to include integration with PayPal’s newly acquired EMEA point-of-sale platform, iZettle; leading ads provider Teikametrics; and subscription billing solutions Sticky.io and Recharge. As previously announced, BigCommerce partnered with Wish to expand our merchants’ sales channels to include one of the largest global Marketplaces.

•

Team/Culture: BigCommerce was proud to be recognized as a Top WorkPlace by the Austin American-Statesman for the 9th year in a row, in addition to numerous other awards received in 2020, such as Great Place to Work Australia and San Francisco Bay Area’s Best and Brightest Companies.

Fourth Quarter Financials:

Other Key Business Metrics

•	Number of accounts greater than $2,000 in annual contract value (ACV) was 10,184, up 12% compared to the fourth quarter of 2019.
•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $14,615, up 32% compared to the fourth quarter of 2019.

Operating Income/(Loss)

•	GAAP operating loss was ($13.8) million, compared to ($9.8) million in the fourth quarter of 2019.
•	Non-GAAP operating loss was ($7.6) million, compared to ($8.8) million in the fourth quarter of 2019.

Net Income/(Loss) and Earnings Per Share

•

GAAP net loss was ($14.2) million, compared to ($10.3) million in the fourth quarter of 2019. Non-GAAP net loss was ($8.0) million or (18%) of total revenue, compared to ($9.4) million or (30%) of total revenue in the fourth quarter of 2019. The nearly 12 point improvement in non-GAAP net loss as a percent of revenue was primarily a result of the significant increase in high margin PSR and the Company’s ability to manage spend effectively while driving further leverage in the business as the Company continues to scale.

•

GAAP net loss per share was ($0.21) based on 68.6 million weighted-average shares of common stock outstanding, compared to ($0.68) based on 18.0 million weighted-average shares of common stock outstanding in the fourth quarter of 2019.

•

Non-GAAP net loss per share was ($0.12) based on 68.6 million weighted-average shares of common stock outstanding, compared to ($0.52) based on 18.0 million weighted-average shares of common stock outstanding in the fourth quarter of 2019.

Adjusted EBITDA

•

Adjusted EBITDA was negative ($6.8) million, compared to ($8.1) million in the fourth quarter of 2019. The improvement in Adjusted EBITDA was primarily a result of the significant increase in high margin PSR and the Company’s ability to manage spend effectively and drive operating leverage in R&D and sales and marketing spending.

Fiscal Year 2020 Financials:

•	Total revenue was $152.4 million, up 36% compared to fiscal year 2019.

Operating Income/(Loss)

•	GAAP operating loss was ($38.7) million, compared to ($41.0) million in fiscal year 2019.
•	Non-GAAP operating loss was ($27.4) million, compared to ($37.8) million in fiscal year 2019.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($37.6) million, compared to ($42.6) million in the fourth quarter of 2019.
•

Non-GAAP net loss was ($30.7) million or (20%) of total revenue, compared to ($39.4) million or (35%) of total revenue in fiscal year 2019. The nearly 15 point improvement in non-GAAP net loss as a percent of revenue was primarily a result of the significant increase in high margin PSR and the Company’s ability to manage spend effectively while driving further leverage in the business as the Company continues to scale.

•

GAAP net loss per share was ($0.99) based on 39.1 million weighted-average shares of common stock outstanding, compared to ($2.80) based on 17.8 million weighted-average shares of common stock outstanding in fiscal year 2019.

•

Non-GAAP net loss per share was ($0.79) based on 39.1 million weighted-average shares of common stock outstanding, compared to ($2.21) based on 17.8 million weighted-average shares of common stock outstanding in fiscal year 2019.

Adjusted EBITDA

•

Adjusted EBITDA was ($24.5) million, compared to ($35.5) million in fiscal year 2019. The increase in Adjusted EBITDA was primarily a result of the significant increase in high margin PSR and the Company’s ability to manage spend effectively while driving operating leverage in R&D and sales and marketing spending. This increase was partially offset by higher costs in G&A primarily due to public company expenses.

Cash

•	Cash and cash equivalents totaled $219.4 million as of December 31, 2020.
•	For the year ended December 31, 2020, net cash used in operating activities was ($26.5) million, compared to ($40.0) million for the same period in 2019.
•	Free cash flow was ($28.5) million, compared to ($45.5) million for the same period in 2019.

Q1 and 2021 Financial Outlook

For the first quarter of 2021, the Company currently expects:

•	Total revenue between $41.8 million and $42.3 million.
•	Non-GAAP operating loss between ($8.2) million and ($7.9) million.

For the full year 2021, the Company currently expects:

•	Total revenue between $189.0 million and $191.0 million.
•	Non-GAAP operating loss between ($34.5) million and ($33.3) million.

The Company’s first quarter and 2021 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Monday, February 22, 2021, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States and Canada or (914) 800-3909 internationally with conference ID 7799601. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on March 1, 2021, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 7799601. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate, and grow their businesses online. As a leading open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization, and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Skullcandy, Sony, and Woolrich. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney, and London.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and 2021 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC, our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual revenue run-rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) the product of the current month’s monthly recurring revenue (“MRR”) multiplied by twelve (to prospectively annualize subscription revenue), and (2) the trailing twelve-month partner and services revenue, including non-recurring services revenue, such as one-time partner integration fees and store-launch services. MRR includes BigCommerce platform subscription fees and invoiced growth adjustments as customers’ businesses grow past contracted order thresholds after a threshold has been met. It also includes recurring professional services revenue, such as recurring technical account management services and product training services.

Accounts with greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store above the ACV threshold or multiple stores that together exceed the ACV threshold. Accordingly, this cohort would include: (1) customers on Enterprise plans, (2) customers on Pro plans, and (3) customers with multiple plans that together exceed the ACV threshold.

Average revenue per account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact Rachael Hensley PR@BigCommerce.com ICR PR for BigCommerce BigCommerceICRPR@icrinc.com	Investor Relations Contact Daniel Lentz InvestorRelations@BigCommerce.com 607-351-7812

Source: BigCommerce Holdings, Inc.

Consolidated Balance Sheet

(in thousands, except per share amounts)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$219,447	$7,795
Restricted cash	1,160	1,355
Accounts receivable, net	22,894	15,548
Prepaid expenses and other assets	8,000	5,296
Deferred commissions	2,571	1,677

Total current assets	254,072	31,671
Property and equipment, net	7,122	8,241
Right-of-use-asset	11,842	14,065
Deferred commissions, net of current portion	3,590	2,087

Total assets	$276,626	$56,064

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$5,788	$3,881
Accrued liabilities	3,344	5,849
Deferred revenue	11,406	9,399
Current portion of long-term debt	—	2,363
Current portion of operating lease liabilities	3,173	2,718
Other current liabilities	22,176	9,704

Total current liabilities	45,887	33,914
Deferred revenue, net of current portion	1,308	1,492
Long-term debt, net of current portion	—	38,502
Operating lease liabilities, net of current portion	12,672	15,705

Total liabilities	59,867	89,613
Commitments and contingencies (Note 6)
Convertible preferred stock
Convertible preferred stock $0.0001 par value; 10,000 and 102,030 shares authorized at December 31, 2020 and December 31, 2019, respectively; 0 shares and 102,030 shares issued and outstanding at December 31, 2020 and 2019, respectively.	—	223,754
Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at December 31, 2020 and 200,000 shares voting and 30,000 shares of non-voting authorized at December 31, 2019; 65,407, and 18,544 shares Series 1 and voting issued and, outstanding at December 31, 2020 2020 and December 31, 2019, respectively, and 4,106 and 0 shares Series 2 and non-voting issued and, outstanding at December 31, 2020, and December 31, 2019, respectively.	7	2
Additional paid-in capital	530,143	17,244
Accumulated other comprehensive loss	—	—
Accumulated deficit	(313,391)	(274,549)

Total stockholders’ equity (deficit)	216,759	(257,303)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$276,626	$56,064

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Revenue	$43,143	$31,020	$152,368	$112,103
Cost of revenue	10,216	8,065	34,126	27,023

Gross profit	32,927	22,955	118,242	85,080

Operating expenses:
Sales and marketing	20,577	15,295	72,470	60,740
Research and development	13,942	10,961	48,332	43,123
General and administrative	12,212	6,456	36,137	22,204

Total operating expenses	46,731	32,712	156,939	126,067

Loss from operations	(13,804)	(9,757)	(38,697)	(40,987)
Interest income	11	0	31	245
Interest expense	(448)	(483)	(3,103)	(1,612)
Change in fair value of financial instruments	—	—	4,413	—
Other expense	59	(45)	(179)	(208)

Loss before provision for income taxes	(14,182)	(10,285)	(37,535)	(42,562)
Provision for income taxes	19	7	25	28

Net loss	$(14,201)	$(10,292)	$(37,560)	$(42,590)

Dividends and accretion of issuance costs on Series F preferred stock	$—	$(1,891)	$(962)	$(7,308)

Net loss attributable to common stockholders	$(14,201)	$(12,183)	$(38,522)	$(49,898)

Basic and diluted net loss per share attributable to common stockholders	$(0.21)	$(0.68)	$(0.99)	$(2.80)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	68,638	17,959	39,092	17,834

Revenue by Source

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
(Unaudited, in thousands)	2020	2019	2020	2019
Subscription solutions	$29,665	$22,283	$103,706	$82,689
Partner and services	13,478	8,737	48,662	29,414

Total revenue	$43,143	$31,020	$152,368	$112,103

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(37,560)	$(42,590)	$(38,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,084	2,569	1,844
Amortization of discount on debt	774	54	49
Stock-based compensation	11,058	3,156	2,071
Provision for expected credit losses	1,594	988	341
Accretion on discount to marketable securities	—	(69)	(190)
Change in fair value of financial instrument	(4,413)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(9,305)	(6,297)	(4,627)
Prepaid expenses	(2,704)	(1,786)	(294)
Deferred commissions	(2,396)	(903)	(804)
Accounts payable	1,907	(1,582)	291
Accrued and other current liabilities	9,610	8,164	2,351
Deferred revenue	1,822	(1,673)	6,908
Other	—	—	347

Net cash used in operating activities	(26,529)	(39,969)	(30,591)

Cash flows from investing activities:
Purchase of marketable securities	—	—	(33,566)
Purchase of property and equipment	(1,964)	(5,579)	(3,326)
Maturity of marketable securities	—	23,450	10,375

Net cash (used in) provided by investing activities	(1,964)	17,871	(26,517)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	63,629
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	171,128	—	—
Proceeds from issuance of common stock upon secondary offering, net of underwriting discounts and commissions and other offerings costs	65,112	—	—
Payment of Series F dividends	(12,814)	—	—
Proceeds from exercise of stock options and warrants	3,279	901	607
Proceeds from debt	41,861	18,500	4,500
Repayment of debt	(28,616)	(2,050)	(4,500)

Net cash provided by financing activities	239,950	17,351	64,236

Net change in cash and cash equivalents and restricted cash	211,457	(4,747)	7,128
Cash and cash equivalents and restricted cash, beginning of period	9,150	13,897	6,769

Cash and cash equivalents and restricted cash, end of period	$220,607	$9,150	$13,897

Supplemental cash flow information:
Cash paid for interest	$2,285	$1,626	$1,250

Noncash investing and financing activities:
Conversion of convertible preferred stock into common stock upon initial public offering	$211,902	$—	$—

Conversion of convertible debt into common stock upon initial public offering	$50,173	$—	$—

Reconciliation from GAAP to Non-GAAP Results

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Operating loss	$(13,804)	$(9,757)	$(38,697)	$(40,987)
Less: Stock-based compensation expense	6,020	925	11,058	3,156
Less: Payroll tax associated with stock-based compensation expense	222	—	222	—

Non-GAAP operating loss	(7,562)	(8,832)	(27,417)	(37,831)

Non-GAAP operating margin	(17.5)%	(28.5)%	(18.0)%	(33.7)%

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net loss	$(14,201)	$(10,292)	$(37,560)	$(42,590)
less: Stock-based compensation expense	6,020	925	11,058	3,156
less: Payroll tax associated with stock-based compensation expense	222	—	222	—
less: Change in fair value of financial instruments	—	—	(4,413)	—

Non-GAAP net loss	(7,959)	(9,367)	(30,693)	(39,434)
Non-GAAP net loss per share	(0.12)	(0.52)	(0.79)	(2.21)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	68,638	17,959	39,092	17,834
Non-GAAP net loss margin	(18.4)%	(30.2)%	(20.1)%	(35.2)%

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net loss	$(14,201)	$(10,292)	$(37,560)	$(42,590)
Stock-based compensation expense	6,020	925	11,058	3,156
Payroll tax associated with stock-based compensation expense	222	—	222	—
Depreciation and amortization	707	818	3,084	2,569
Interest income	(11)	0	(31)	(245)
Interest expense	448	483	3,103	1,612
Change in fair value of financial instrument	—	—	(4,413)	—
Provision for income taxes	19	7	25	28

Adjusted EBITDA	$(6,796)	$(8,059)	$(24,512)	$(35,470)

Adjusted EBITDA Margin	(15.8)%	(26.0)%	(16.1)%	(31.6)%

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2020	2019	2020	2019
Net cash used in operating activities	$(3,329)	$(8,859)	$(26,529)	$(39,969)
Capital expenditures	$(586)	$(253)	$(1,964)	$(5,579)

Free cash flow	$(3,915)	$(9,112)	$(28,493)	$(45,548)

Reconciliation from GAAP to Non-GAAP Results (continued)

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Cost of revenue	$10,216	$8,065	$34,126	$27,023
less: Share-based compensation expense	435	70	769	191
Less: Payroll tax associated with share-based compensation expense	34	—	34	—

Non-GAAP cost of revenue	9,747	7,995	33,323	26,832

As % of revenue	22.6%	25.8%	21.9%	23.9%

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Sales and marketing	$20,577	$15,295	$72,470	$60,740
less: Share-based compensation expense	1,799	266	3,310	838
Less: Payroll tax associated with share-based compensation expense	155	—	155	—

Non-GAAP sales and marketing	18,623	15,029	69,005	59,902

As a % of revenue	43.2%	48.4%	45.3%	53.4%

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Research and development	$13,942	$10,961	$48,332	$43,123
less: Share-based compensation expense	1,284	251	2,500	666
less: Payroll tax associated with share-based compensation expense	—	—	—	—

Non-GAAP research and development	12,658	10,710	45,832	42,457

As a % of revenue	29.3%	34.5%	30.1%	37.9%

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
General & administrative	$12,212	$6,456	$36,137	$22,204
less: Share-based compensation expense	2,502	338	4,479	1,461
less: Payroll tax associated with share-based compensation expense	33	—	33	—

Non-GAAP general & administrative	9,677	6,118	31,625	20,743

As a % of revenue	22.4%	19.7%	20.8%	18.5%